As filed with the Securities and Exchange Commission on February 1, 1996
                         --Registration No. 33-________

                                    FORM S-3

                       SECURITIES AND EXCHANGE COMMISSION

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  IMATRON INC.
                 (Exact name of issuer specified in its charter)

                   New Jersey               94-2880078
              (State of incorporation)    (I.R.S. Employer Identification No.)
                              --------------------
                           389 Oyster Point Boulevard
                          South San Francisco, CA 94080
                                 (415) 583-9964
                   (Address, including zip code and telephone
             number, including area code, of registrant's principal
                               executive offices)
                              --------------------

                                 S. Lewis Meyer
                      President and Chief Executive Officer
                                  Imatron Inc.
                           389 Oyster Point Boulevard
                          South San Francisco, CA 94080
                                 (415) 583-9964
            (Name, address including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

                              Roger S. Mertz, Esq.
                                Severson & Werson
                       One Embarcadero Center, 25th Floor
                         San Francisco, California 94111
                    ----------------------------------------

Approximate date of commencement of proposed sale to the public: As soon as possible after this Registration Statement becomes effective.

                                -----------------

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ( )

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: ( X )

                         CALCULATION OF REGISTRATION FEE
                  ===========================================


Title of           Amount to be     Proposed maximum     Proposed maximum      Amount of
each class         registered       offering  price     aggregate offering    registration fee
of securities                          per share            price
to be registered



Common Stock             2,000,000        $1.81(1)             $3,620,000(1)         $1,248
                         Shares

                  ===========================================

(1) Estimated pursuant to Rule 457(c) solely for purposes of determining the registration fee, based on the average of the high and low sales prices on January 23, 1996, as reported on the NASDAQ National Market System.


The Registrant hereby amends this Registration Statement on such date or date(s) as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                  SUBJECT TO COMPLETION, DATED February 1, 1996

                                   PROSPECTUS

                                2,000,000 Shares

                                  IMATRON INC.

                            Common Stock No Par Value
                              --------------------

     All of the 2,000,000 shares of Common Stock offered hereby are being sold by Imatron Inc. (the "Company" or "Imatron"). The Company's Common Stock is traded over-the-counter on the NASDAQ National Market System under the symbol "IMAT." On January 23, 1996 the last reported sale price of the Common Stock was $1.91 per share.
                              --------------------

                 THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK.
                               SEE "RISK FACTORS."
                              --------------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
            SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
------------------------------------------------------------------------------
                                                             Proceeds to
                  Price to Public         Commissions        Company(1)

Per Share         $1.91                   $0.13              $1.78
Total             $3,820,000              $267,400           $3,552,600
------------------------------------------------------------------------------
     1 Before deduction of offering expenses, which are not expected to exceed $11,748, payable by the Company.

                The Date of this Prospectus is February 1, 1996

                                TABLE OF CONTENTS


AVAILABLE INFORMATION ......................................................   3

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE ............................   3

THE COMPANY ................................................................   4

RISK FACTORS ...............................................................   5

USE OF PROCEEDS ............................................................  12

PRICE RANGE OF COMMON STOCK ................................................  12

PLAN OF DISTRIBUTION .......................................................  13

EXPERTS ....................................................................  13

LEGAL OPINION ..............................................................  13

                              AVAILABLE INFORMATION

         Imatron Inc. ("Imatron" or the "Company") is subject to the informational requirements of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at Room 1204, Everett McKinley Dirksen Building, 219 South Dearborn Street, Chicago, Illinois 60604; and Room 1102, 26 Federal Plaza, New York, New York 10007. Copies of such material can be obtained from the Public Reference Section of the Commission, at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Shares of the Company's Common Stock are traded on the NASDAQ National Market System under the symbol "IMAT." Information concerning the Company may also be obtained by contacting NASDAQ/NMS.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Company's Annual Report on Form 10-K for the year ended December 31, 1994, filed April 11, 1995 (File No. 0-12405) and all amendments thereto; the Company's definitive Proxy Statement filed pursuant to Section 14 of the Exchange Act in connection with the annual meeting of shareholders held on June 2, 1995, filed May 1, 1995; the Company's Quarterly Reports on Form 10-Q for the periods ending March 31, 1995, June 30, 1995, and September 30, 1995 filed on May 12, 1995, August 14, 1995 and November 14, 1995, respectively; and the description of the Company's Common Stock contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description, are hereby incorporated by reference into this Prospectus. All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of Common Stock shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents, except the Board Compensation Committee Report on Executive Compensation and the Performance Graph included in the Proxy Statement pursuant to Item 402(k) and (l) of Regulation S-K. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in this Registration Statement filed with the Commission under the Exchange Act with respect to the Common Stock offered by the Prospectus, other than certain exhibits to such documents. Such requests should be directed to the Chief Financial Officer, Imatron Inc., 389 Oyster Point Boulevard, South San Francisco, California 94080, telephone no.
(415) 583-9964.

                                   THE COMPANY

         Imatron is a technology-based company principally engaged in the business of designing, manufacturing, and marketing a high performance computed tomography (CT) scanner that uses a scanning electron beam. CT refers to a diagnostic imaging device in which cross-sectional (tomographic) images of a patient's anatomy are acquired from multiple intensity readings taken as an x-ray source rotates around the patient. Ultrafast CT technology is more than 20 times faster than conventional computed tomography, enabling users to perform certain tests involving organs in motion (e.g. the heart) that no other medical imaging equipment is able to perform.

         For over a decade, the scanner has been used in large and mid-sized hospitals and free standing imaging clinics. The Company also provides service, parts, and maintenance to hospitals and clinics that operate its scanners. The technological advantage provided by high-speed tomography now provides Imatron the opportunity to develop a new and additional market, by performing simple, low cost, non-invasive screening to detect the earliest signs of heart disease by means of the Coronary Artery Scan ("CAS"). This vast new market involves activity in both diagnostic services and equipment manufacturing.

         The Company is also engaged in the related businesses of performing research and development for itself and others in the field of CT devices and of licensing its patents and know-how in the field of imaging sciences.

         Imatron was incorporated in New Jersey in February, 1983. Its executive offices are located at 389 Oyster Point Boulevard, South San Francisco, California 94080, and its telephone number is (415) 583-9964.

         In 1993, Imatron organized HeartScan Imaging, Inc. as a wholly-owned subsidiary to develop and operate a network of company-owned coronary artery disease risk assessment centers in cooperation and conjunction with the established medical (primarily cardiology) community in specific metropolitan areas. In that same year, HeartScan opened a test facility adjacent to Imatron's headquarters. In July, 1995, it opened its first coronary artery disease risk assessment center in Seattle, Washington. In January, 1996, it opened its second facility in Houston, Texas. It plans to open similar facilities in Washington, D.C. and Pittsburgh, Pennsylvania, in May, 1996. HeartScan's centers deliver the CAS diagnostic test together with other risk factor tests in a manner consistent with established channels of patient referral, as well as with the new channels of patient referral being created by health care reform and the growth of managed-care systems.

         A significant component of HeartScan's approach is to offer the CAS procedure and a full battery of coronary artery disease risk assessment testing to consumers without necessarily requiring a physician's referral, an approach designed to result in more rapid acceptance of the test and a shorter return on the investment cycle. This is achieved by means of two broad and mutually supportive approaches - increasing the number of coronary artery disease risk assessment centers in operation, which in turn, both directly and indirectly, increases the demand for Imatron's C-150/Evolution scanner currently in distribution. HeartScan management believes that the market for coronary artery disease risk assessment centers is very large and that HeartScan's comprehensive heart disease screening approach is both revolutionary and highly effective.

     HeartScan Imaging, Inc. was incorporated in Delaware in March, 1993. Its executive offices are currently co-located with those of Imatron Inc. at 389 Oyster Point Boulevard, South San Francisco, California 94080, and its telephone number is (415) 583-9964.

                                  RISK FACTORS

         The securities offered hereby are speculative and involve a high degree of risk. Prospective investors may lose all or a part of their investment.
Consequently, the following factors, in addition to the other information contained in this Prospectus, should be considered carefully in evaluating the Company and its business before purchasing the securities offered hereby:

         Short Operating History. Imatron was incorporated in February, 1983 and in March, 1983 became the successor to Imatron Associates, a limited partnership established in February, 1981. Imatron operated as a development-stage company until the fourth quarter of 1984, at which time it recognized its initial sale of an ULTRAFAST CT(R) scanner. Imatron incurred losses each quarter from inception in February, 1981 through December 31, 1990. Its first recorded profitable year was the year ended December 31, 1991 during which a $4,000,000 payment for the licensing of technology to Siemens Corporation was received. The Company incurred net losses of $2,871,000 and $6,523,000 in the years ended December 31, 1993 and 1992, respectively. 1994 was the Company's first year of profit from operations. Through September 30, 1995, the Company incurred a net loss of $297,000. There is no assurance that Imatron can operate profitably in the future. In the past, Imatron has funded its losses primarily through the sale of securities in two public offerings and a number of private placements, through the exercise of options and warrants, through the 1991 license for medical uses of its electron-beam technology to Siemens Corporation, and through revolving lines of credit. Recently, the Company raised $9,957,700 in two offerings of Common Stock to certain institutional investors.

         Need for Additional Financing. To satisfy the Company's future capital and operating requirements, profitable operations or additional public or private financing will be required. If future public or private financing is required by the Company, holders of the Company's securities may experience dilution. If such financing cannot be obtained, the Company may seek to sell or license additional portions of its technology, to sell some or all of its other assets or to merge with another company. In addition, HSI will need substantial additional financing to fund its plan to own and operate CAS clinics. To date HSI has been unable to raise such funds and has relied upon the Company for financing. In the event HSI cannot raise such funds it will have to curtail its expansion activities.

         Material Dependence Upon Key Personnel. The Company has been and will continue to be materially dependent upon the technical expertise of its engineering management personnel. The loss of a significant number of such personnel would have a materially adverse effect upon the Company's business and future prospects. The Company does not maintain key-man life insurance.

         High Cost of Scanner. The distributor list price of Imatron's ULTRAFAST CT scanner is significantly higher than that of commercially available conventional CT scanners and higher than the price of "top-of-the-line" scanners. Such pricing may limit the market for Imatron's product. Potential customers' budgetary limitations, including those imposed by government regulation, may often compel the purchase of lower cost, conventional CT scanners.

         Limited Clinical Demonstration of Certain Advantages of Company's Scanner. The Company's scanners have been used in a clinical environment on humans since April, 1983. Clinical use of a scanner containing the new features of the C-150 model began in August, 1992, and 47 C-150 scanners are currently installed in a clinical setting. Imatron's worldwide installed base consists of 62 CT scanners. The Company believes that market acceptance of the ULTRAFAST CT scanner continues to depend in substantial part upon the clinical demonstration of certain asserted technological advantages and diagnostic capabilities. There is no assurance that these advantages will result in the development of a significant market for the ULTRAFAST CT that will allow the Company to operate profitably.

         Product Liability Risks. As a manufacturer and marketer of medical diagnostic equipment, the Company is subject to potential product liability claims. For example, the exposure of normal human tissue to x-rays, which is inherent in the use of CT scanners for diagnostic imaging, may result in potential injury to patients, thereby subjecting the Company to possible liability therefor. The Company presently maintains primary and excess product liability insurance with aggregate limits of $5,000,000 per occurrence. No assurance can be given that the Company's product liability insurance coverage will continue to be available or, if available, that it can be obtained in sufficient amounts or at reasonable cost or that it will prove sufficient to pay any claims that may arise.

         Reliance on Product Development. Imatron continually seeks to develop product enhancements and improve product reliability. Imatron's future success may depend on its ability to complete certain product enhancement and product reliability projects currently in progress, as well as on its continued ability to develop new products or product enhancements in response to new products that may be introduced by other companies. There can be no assurance that Imatron will be able to continue to improve product reliability, or introduce new product models or product enhancements as required to remain competitive.

         Reliance on Patents and Proprietary Technology. Imatron relies heavily on proprietary technology. Imatron is the exclusive sublicensee under one patent expiring in 1999 held by the University of California ("UC") relating to the general concept of the ULTRAFAST CT scanner. Imatron holds the exclusive rights under the patent pursuant to a sublicensee agreement with Emersub, Inc. (the "Sublicensor"), a wholly owned subsidiary of Emerson Radio Corp., a former principal shareholder of Imatron. Pursuant to the sublicense agreement, Imatron is obligated to pay to the Sublicensor a continuing royalty of 2.125% of sales of products utilizing the technology (2.0% of which would be paid by the Sublicensor to UC). Loss by Imatron of its rights under the patent as a result of termination of its sublicense from the Sublicensor, or the underlying license, could have a material adverse effect upon Imatron's business and future prospects. There are no present disputes with either UC or the Sublicensor. In March, 1995, the Company entered into a Memorandum of Understanding (the "MOU") with Siemens Corporation ("Siemens"). Pursuant to the terms of the MOU, the Company transferred all of its interest in five United States patents and all foreign corresponding patents to Siemens in exchange for cancellation of a loan. Imatron retained a non-exclusive irrevocable and perpetual royalty-bearing license under the transferred patents.

         In addition, Imatron holds 27 U.S. patents of its own and has filed 3 U.S. patent applications covering various integral elements of the scanner, including, among others, its X-ray detector and its electron beam assembly. Imatron has filed applications corresponding to several of the U.S. applications in various European Patent Convention countries, Canada and Japan. There can be no assurance that any such applications will result in the issuance of any patents to Imatron. Imatron's patents and patent applications have not been tested in litigation and no assurance can be given that patent protection will be upheld or will be as extensive as claimed. Furthermore, no assurance can be given as to Imatron's ability to finance litigation against parties which may infringe upon such patents or defend litigation against Imatron by parties which may claim that Imatron's scanner infringes upon their patents.

         In the event some or all of the Company's patent applications are denied and/or some or all of its patents are held invalid, the Company would be prevented from precluding its competitors from using the protected technology set forth in such patent applications or patents. Because the Company's products involve confidential proprietary technology and know-how, the Company does not believe such a loss of patent rights would have a material adverse effect upon the Company.

         Limited or Single Sources of Supply. The Company manufactures its scanners at its South San Francisco, California facility. To date the typical manufacturing cycle has required at least four months. Based on inventory, lead time can be significant between the receipt of an order and the shipment of a scanner.

         Many of the components and sub-assemblies used in the scanner have been developed and designed by Imatron to its custom specifications and are obtainable from limited or single sources of supply. In view of the customized nature of many of these components and sub-assemblies, there may be long lead times between order and shipment of scanners. Delays in delivery of components and sub-assemblies could adversely affect Imatron's present and future production schedules. The Company has made and continues to make inventory investments to acquire long lead time components and sub-assemblies to minimize the impact of such delays.

         Disruption or termination of limited or sole sources of supply could have a temporary adverse effect on the Company's ability to meet scheduled delivery dates. In recent years, the Company has developed alternative sources for many of its scanner subcomponents and continues its programs to qualify vendors for the remaining critical parts.

         Food and Drug Administration and Other Governmental Regulation. Amendments to the Federal Food, Drug, and Cosmetic Act ("Amendments") enacted in 1976, and regulations issued or authorized thereunder, provide for regulation by the Federal Food and Drug Administration ("FDA") of the marketing, manufacture, labeling, packaging, sale and distribution of "medical devices," including the Company's scanner. Among these regulations are requirements that medical device manufacturers register their manufacturing facilities with the FDA, list devices manufactured by them, file various reports and comply with specified "Good Manufacturing Practice" (GMP) regulations. The FDA enforces additional regulations regarding the safety of equipment utilizing x-rays, including CT scanners. Various states also impose similar regulations.

         The Amendments also impose certain requirements which must be met prior to the initial marketing of certain medical devices introduced into commerce after May 28, 1976. These range from a minimum obligation to wait 90 days after notification to the FDA before introduction of medical devices substantially equivalent to devices on the market prior to May 28, 1976, to a maximum obligation to comply with the potentially expensive and time-consuming process of obtaining FDA authorization prior to the commercial marketing of new medical devices. The Company has received appropriate clearances from the FDA to market both the C-100 XL and C-150 ULTRAFAST CT scanner and believes that it is presently in substantial compliance with the GMP requirements and other regulatory issues promulgated by the FDA.

         The FDA, through its Center for Devices and Radiological Health (the "Center"), also regulates the safety and efficacy of radiological devices. Although the Company believes it is in compliance with all applicable radiological health standards and regulations promulgated by the Center, there can be no assurance that the ULTRAFAST CT scanner will continue to comply with all such standards and regulations that may be promulgated. In any event, compliance with all such requirements can be costly and time consuming, with a resultant materially adverse effect upon the development of the Company's business and its future profitability.

         FDA clearance to market does not guarantee or imply reimbursement by third party payers such as Medicare, Medicaid, Blue Cross/Blue Shield or private health insurers. Medicare and Medicaid reimburse for procedures that are generally accepted or that have been proven safe and effective. The Health Care Financing Administration ("HCFA"), which oversees Medicare and Medicaid, will not authorize payment for procedures which are considered to be experimental. HCFA has determined that diagnostic examinations of the head and other parts of the body performed by CT scanners are covered if the contractor who administers the local Medicare program finds that medical and scientific literature and opinion support the effective use of a scan for the particular condition.

         The Federal government and certain states have enacted cost-containment measures such as the establishment of maximum fee standards in an attempt to limit the extent and cost of governmental reimbursement of allowable medical expenses under Medicare, Medicaid and similar governmental programs. A number of states have adopted or are considering the adoption of similar measures. Such limitations have led to a reduction in, and may further limit funds available for the purchase of diagnostic equipment such as the Company's scanner and in the number of diagnostic imaging procedures performed in hospitals and other medical institutions such as imaging clinics.

         Federal legislation also requires states participating in Federal medical expense reimbursement and funding programs to adopt requirements that hospitals and other health care facilities, such as imaging clinics, obtain a Certificate of Need ("CON") for major capital expenditures, in the absence of which they will be denied reimbursement for services and funding relating to such capital expenditures. A number of states have enacted CON legislation beyond Federal requirements, such as requiring private physicians to obtain a CON for any CT scanner, regardless of cost. There can be no assurance that Imatron's potential customers will be able to secure CON's or will be willing to pursue the application procedure.

         The health care industry is highly regulated. The implementation of certain health care reforms currently being considered by the executive and legislative branches of the federal government may directly affect the Company's business. Both existing and future governmental regulations could adversely impact the market for the Company's ULTRAFAST CT scanner and the Company's business. The Company's operations are also subject to regulation by other federal, state and local governmental entities empowered to enforce pertinent statutes and regulations, such as those enforced by the Occupational Safety and Health Agency and the Environmental Protection Agency. In some cases state or local regulations may be stricter than regulations imposed by the federal government. The Company was most recently inspected by the State of California Department of Occupational Safety and Health Administration in November, 1993. Minor violations were identified by Cal/OSHA and were immediately corrected by the Company. Follow up inspection by Cal/OSHA yielded satisfactory results without issuance of further notice of violation. The Company believes it is in substantial compliance with California regulations.

         Volatility of Stock Price. The market prices for securities of advanced technology companies have historically been highly volatile, including the market price of shares of the Company's Common Stock. Future announcements by the Company or its competitors, including announcements concerning technological innovations or new commercial products, results of clinical testing, changes in government regulations, regulatory actions, health care reform, proprietary rights, litigation and public concerns as to the safety of the Company's or its collaborators' products, as well as period-to-period variances in financial results could cause the market price of the Common Stock to fluctuate substantially. In addition, the stock market has experienced extreme price and volume fluctuations that have particularly affected the market price for many advanced technology companies that have often been unrelated to the operating performance of these companies. These broad market fluctuations may adversely affect the market price of the Common Stock.

         Competition. The Company competes with a number of other diagnostic imaging equipment manufacturers. The Company's principal competition is from current manufacturers of conventional CT scanners, including General Electric Company, Siemens Corporation, Elscint, Picker International, Inc., Philips Electronics, B.V., and Toshiba Corporation. Non-invasive diagnostic imaging techniques such as ultrasound, radioisotope imaging, digital subtraction angiography and magnetic resonance imaging are also partially competitive with the Company's scanners, particularly in the cardiac imaging market. Each of the companies named above markets equipment using one or more of these techniques. All of these companies have greater financial resources and larger and more established staffs than those of the Company and their products are in most cases substantially less expensive than the ULTRAFAST CT scanner.

         The Company believes that to compete successfully against these competitors, it must demonstrate that the ULTRAFAST CT scanner is both an acceptable substitute for conventional CT scanners in scanning areas of the body where motion is not a limitation and a valuable cardiac diagnostic tool capable of producing useful images of the heart. Although the Company believes that the ULTRAFAST CT can produce images of a quality and resolution as good as or superior to images produced by state-of-the-art conventional CT scanners, it lacks certain features that many competing premium scanners offer. These include lack of a high-resolution mode for imaging the temporal bones and inner ear and lower functionality in software used for automatically positioning the patient. There is no certainty that potential purchasers of the Company's scanner will accept it without such features.

         Also, the Company believes that customers and potential customers expect a continuing development effort to improve the functionality and features of the scanner. The Company continually seeks to develop product enhancements and improve product reliability. Imatron's future success may depend on its ability to complete certain product enhancement and product reliability projects currently in progress, as well as on its continued ability to develop new products or product enhancements in response to new products that may be introduced by other companies. There can be no assurance that Imatron will be able to continue to improve product reliability or introduce new product models or product enhancements as required to remain competitive.

         Other factors, in addition to those described above, that a potential purchaser would consider in the decision to replace a conventional CT scanner with an ULTRAFAST CT scanner include purchase price, patient throughput capacity, anticipated operating expenses, estimated useful life and post-sale customer service and support. The Company believes that its scanner and/or the Company is competitive with respect to each of these factors.

     Agreements with Siemens Corporation. In March, 1991, the Company entered into several related agreements with Siemens Corporation ("Siemens"). These agreements and the Company's relationship with Siemens were substantially restructured in March, 1995. The Company transferred all of its interest in five patents subject to a royalty-bearing license back in exchange for cancellation of a loan. The parties also substituted for the existing Development Agreement a collaborative research agreement pursuant to which they will jointly conduct research and development over a three-year period to improve the Company's C-150 product. Siemens was appointed the Company's exclusive distributor for the C-150 scanner in the United States, Canada, Europe and India. The Company retains exclusive distribution rights in the rest of the world. The Company and Siemens also granted reciprocal licenses to each other covering electron beam technology relating to the design and manufacture of electron beam products. Siemens has recently asserted a claim against the Company regarding the lapse of certain foreign registrations of one of the patents assigned to Siemens by the Company in connection with the March 31, 1995 agreement between the companies. The technology involved in the patent is not used presently in any of the Company's products. In the Company's opinion, the resolution of this claim is not expected to have a material effect on the financial position of the Company, but it could be material to the net income of a particular future quarter (or year), if resolved unfavorably.

         Reliance on Distributors. A substantial portion of the Company's sales of its scanners is done through distributors. There is no assurance that the Company's distributors will actually meet their contractual minimums on a timely basis. Failure by the distributors to meet their obligations could adversely affect the Company.

         No Dividends on Preferred and Common Stock. The Company has not paid any dividends on its Preferred or Common Stock since inception. Even if its future operations result in revenues and/or profitability, as to which there can be no assurance, there is no present anticipation that dividends will be paid. Rather, the Company expects that any future earnings will be applied toward the further development of the Company's business.

                                 USE OF PROCEEDS

         The proceeds to be received by the Company from the sale of the 2,000,000 shares of Common Stock offered by the Company hereby, based on the assumed public offering price of $1.91 per share, will be $3,820,000, less payment of any commissions and other expenses of the offering, which are expected to be approximately $279,148. While Imatron currently has no commitments for use of the net proceeds of the offering, it anticipates that the proceeds will be used in several main areas, including the development of domestic and international markets ($500,000), the establishment of clinical research and customer demonstration facilities ($1,000,000), advances to its subsidiary HeartScan Imaging, Inc. to finance HeartScan's operations pending completion of that company's current round of financing ($1,040,000), the expansion of clinical research programs, and the development of clinical applications for its products ($1,000,000) (all amounts are approximations). If substantially less than the maximum proceeds are obtained, the Company will apply the proceeds toward those uses in the order of priority in which they are set forth in the preceding sentence. To the extent that the proceeds of the offering are not used for these purposes, they will be used to reduce accounts payable and for other general corporate purposes.

                           PRICE RANGE OF COMMON STOCK

         Imatron's Common Stock is traded in the over-the-counter market on the NASDAQ National Market System under the symbol "IMAT." The following table sets forth, for the calendar quarters indicated, the high and low sales prices as reported by the NASDAQ/NMS.

                                              High                      Low
                                              ----                      ---

Year Ended December 31, 1994

         First Quarter ......................$ 2.06                  $ 0.50
         Second Quarter .................... $ 1.88                  $ 0.81
         Third Quarter ..................... $ 1.41                  $ 0.88
         Fourth Quarter .................... $ 1.56                  $ 0.88

Year Ended December 31, 1995

         First Quarter ..................... $ 1.31                  $ 0.97
         Second Quarter .................... $ 1.22                  $ 0.81
         Third Quarter ..................... $ 3.53                  $ 0.81
         Fourth Quarter .................... $ 2.97                  $ 1.47

Period Ended January 23, 1996

         First Quarter ..................... $ 2.34                  $ 1.72


         On January 23, 1996, the last reported sales price of Imatron's Common Stock was $1.91.

                              PLAN OF DISTRIBUTION

         The Company shall offer the Shares on a "best-efforts" basis through its own efforts using its salaried employees without the payment of any commission, and through the efforts of various placement agents who will receive commissions in an amount not to exceed 7% of the gross proceeds of the offering. None of the placement agents are obligated or intend themselves to take (or purchase) any of the Common Stock. The Shares will be offered and sold in privately negotiated transactions.

         There is no minimum number of Shares that must be sold in order to declare this offering effective. Accordingly, all net proceeds from the sale of Shares will be paid directly to the Company and will not be held in escrow pending receipt of any minimum amount of proceeds. There is no minimum subscription amount of Shares that an investor must purchase. No investor funds will be accepted prior to effectiveness of the Registration Statement. The offering has no predetermined termination date.

         No persons have made any firm commitment as to the number of Shares to be purchased by them. There can accordingly be no assurance that sufficient funds will be received to accomplish any of the anticipated uses of the proceeds of this offering.

                                     EXPERTS

     The consolidated financial statements of Imatron Inc. appearing in the Company's Annual Report (Form 10-K) for the year ended December 31, 1994, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. The consolidated financial statements have been incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.
                                  LEGAL OPINION

         The legality of the shares of Common Stock  offered will be passed upon
for  the  Company  by  Severson  &  Werson,  A  Professional  Corporation,   One
Embarcadero Center, 26th Floor, San Francisco, CA 94111.

     No dealer, salesman or any other person has been authorized to give any information or to make any representation not contained in this Prospectus in connection with the offer made hereby. If given or made, such information or representation must not be relied upon as having been authorized by Imatron Inc. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than those specifically offered hereby or an offer to buy to any person in any jurisdiction in which such an offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date hereof.




                                2,000,000 Shares


                                  IMATRON INC.

                               No Par Common Stock




                                   PROSPECTUS



                               February 1, 1996

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.   Other Expenses of Issuance and Distribution


         The following table sets forth all expenses payable by the Company in connection with the issuance and distribution of the Common Stock being registered. All the amounts shown are estimates except for the registration fee.

            Registration fee.............................................$1,248

            Printing and engraving expenses.......  ....................... 500

            Legal fees and expenses1................ .................... 7,500

            Accounting fees and expenses................................  2,500
                                                                          -----

            Total.......................................................$11,748

ITEM 15.  Indemnification of Directors and Officers

         Article IX of the Bylaws of the Company sets forth the extent to which officers or directors of the Company may be indemnified against any liabilities which they may incur. The general effect of such Bylaw provision is that any person made a party to an action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the Company, or of another corporation or other enterprise which he served as such at the request of the Company, shall be indemnified by the Company against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by it in connection with such action, suit or proceeding, to the full extent permitted under the laws of the State of New Jersey.

         The  general  effect of the  indemnification  provisions  contained  in
Section 14A: 3-5 of the New Jersey General Corporation Law is as follows: A director or officer who, by reason of such directorship or officership, is involved in any action, suit or preceding (other than an action by or in the right of the Company) may be indemnified by the Company against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. A director or officer who, by reason of such directorship or officership, is involved in any action or suit by or in the right of the Company may be indemnified by the Company against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification may be made in respect of any claim, issue or matter as to which he shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless and only to the extent that a court of appropriate jurisdiction shall approve such indemnification.

ITEM 16.  Exhibits

Exhibit No.       Description

3.1 Certificate of Incorporation of the Company, as amended, as of March 31, 1983(1)

3.2 Certificate of Amendment of Certificate of Incorporation filed with the New Jersey Secretary of State on June 7, 1988
                  (2)

3.3 Certificate of Amendment of Certificate of Incorporation filed with the New Jersey Secretary of State on June 17, 1988 (3)

3.4 Certificate of Amendment of Certificate of Incorporation filed with the New Jersey Secretary of State on July 26, 1988 (4)

3.5 Certificate of Correction of Certificate of Amendment of Certificate of Incorporation filed with the New Jersey Secretary of State on February 7, 1989 (5)

_________________________________________

     1 Filed as an Exhibit to the Company's Registration Statement on Form S-1 filed with the Commission on June 1, 1983 (File No. 2-84146) and incorporated herein by reference.

     2 Filed as an Exhibit to the Company's Registrations Statement on Form S-8 filed with the Commission on February 3, 1989 (File No.33-26833) and incorporated herein by reference.

     3 Filed as an Exhibit to the Company's Form 8 amending the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1988 filed with the Commission on May 2, 1989 and incorporated hereby by reference.

     4 Filed as an Exhibit to the Company's Registration Statement on Form S-8 filed with the Commission on February 3, 1989 (File No. 33-26833) and incorporated herein by reference.

                  1989 (5)

3.6 Certificate of Amendment of Certificate of Incorporation filed with the New Jersey Secretary of State on March 29, 1990 (6)

3.7 Certificate of Amendment of Certificate of Incorporation filed with the New Jersey Secretary of State on December 7, 1990 (7)

3.8               Bylaws, as amended as of April 30, 1992 (8)

4.1 Note 6 to Consolidated Financial Statements of the Company dated December 31, 1994 (9)

5.1 Opinion of Counsel as to the legality of securities being registered.

24.1              Consent of Independent Auditors.

24.2              Consent of Counsel.  Reference is made to Exhibit 5.1.

25.1              Power of Attorney (contained in signature pages).


____________________________________________

     5 Filed as an Exhibit to the Company's Form 8 amending the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1988 filed with the Commission on May 2, 1989 and incorporated hereby by reference.

     6 Filed as an Exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1989 and incorporated herein by reference.

     7 Filed as an Exhibit to the Company's Registration Statement on Form S-8 filed with the Commission on May 6, 1991 (File No. 33-40391) and incorporated herein by reference.

     8 Filed as an Exhibit to Post-Effective Amendment No. 1 to the Company's Registration Statement on Form S-3 filed with the Commission on May 5, 1992 (File No. 33-32218) and incorporated herein by reference.

     9 Filed as part of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 and incorporated herein by reference.

ITEM 17.  Undertakings

         A.       Rule 415 Offering

         The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)......To  include  any  prospectus  required  by
 Section  10(a)(3)  of  the Securities Act of 1933;

                           (ii).....To reflect in the  prospectus  any facts or
events arising after the effective date of the registration statement(or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii)....To include any material information with
respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the registration statement is on Form S-3, or Form S-8, and the information required or to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the Prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         B. Filings Incorporating Subsequent Exchange Act Documents By Reference

         The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C.  Acceleration of Effectiveness

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on February 1, 1996
                                  IMATRON INC.


                                          By:  s/S. Lewis Meyer
                                          ---------------------
                                                 S. Lewis Meyer
                                          President and Chief Executive Officer

                                POWER OF ATTORNEY


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Douglas P. Boyd and S. Lewis Meyer, or either of them, his true and lawful attorney-in-fact, each with full power of substitution for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact or their or his substitutes or substitute, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

   Signature                       Title                                 Date

/s/ S. LEWIS MEYER           President, Chief Executive         February 1, 1996
------------------           Officer and Director
    S. Lewis Meyer

/s/ DOUGLAS P. BOYD          Chairman of the Board              February 1, 1996
-------------------
    Douglas P. Boyd

/s/ GARY H. BROOKS           Vice President Finance and         February 1, 1996
------------------           Chief Financial Officer
    Gary H. Brooks

/s/ UGO BUSATTI              Director                           February 1, 1996
---------------
    Ugo Busatti

/s/ JOHN L. COUCH            Director                           February 1, 1996
-----------------
    John L. Couch

/s/ GIOVANNI LANZARA         Director                           February 1, 1996
--------------------
    Giovanni Lanzara

/s/ TERRY ROSS               Director                           February 1, 1996
--------------
    Terry Ross

/s/ ALDO TEST                Director                           February 1, 1996
-------------
    Aldo Test

                                  IMATRON INC.

                          INDEX TO EXHIBITS FILED WITH
                         FORM S-3 REGISTRATION STATEMENT

                        2,000,000 Shares of Common Stock


Sequential
Exhibit No.                Description                                Page No.
-----------                -----------                                --------


5.1                        Opinion of Counsel as to legality             10
                            of securities being registered.

24.1                       Consent of independent auditors.              13

24.2                       Consent of counsel.

                           Reference is made to Exhibit 5.1.

25.1                       Power of Attorney (contained in signature pages)

                                   Exhibit 5.1



                                SEVERSON & WERSON
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW
                             ONE EMBARCADERO CENTER
                         SAN FRANCISCO, CALIFORNIA 94111

                               FAX (415) 956-0439
                            TELEPHONE (415) 398-3344



                                February 1, 1996







Imatron Inc.
389 Oyster Point Blvd.
South San Francisco, CA 94080

Gentlemen:

         You have requested our opinion with respect to certain matters in connection with the filing by Imatron Inc. (the "Company") of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of up to 2,000,000 shares of the Company's Common Stock (the "Shares").

         In connection with this opinion, we have examined and relied upon the Registration Statement and related Prospectus, the Company's Certificate of Incorporation and Bylaws, as amended, and such other records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents were due execution and delivery are a prerequisite to the effectiveness thereof.

         We do not hold ourselves out as experts in the laws of the State of New Jersey and our opinion is based solely on a review of the New Jersey Business Corporation Act, as reported in unofficial compilations.

         On the basis of the foregoing, and in reliance thereon, we are of the opinion that:

         The Shares, when sold and issued in accordance with the Registration Statement and related Prospectus, will be validly issued, fully paid, and nonassessable.

         This opinion is intended solely for your benefit and is not to be made available to or be relied upon by any other person, firm or entity without our prior written consent.

         We consent to the filing of this opinion as an exhibit to the Registration Statement.


                                             SEVERSON & WERSON
                                             A Professional Corporation


                                             By: /s/ Roger S. Mertz
                                             ----------------------
                                                     Roger S. Mertz



RSM:pa

                                  EXHIBIT 24.1



                         Consent of Independent Auditors


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 33-00000) and related Prospectus of Imatron Inc. for the registration of 2,000,000 shares of its common stock and to the incorporation by reference therein of our report dated February 17, 1995, except for Note 11 as to which the date is April 4, 1995 with respect to the consolidated financial statements of Imatron Inc. included in its Annual Report(Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.

                                                          Ernst & Young LLP



San Francisco, California
January 31, 1995